UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2025
AppFolio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37468	26-0359894
(Commission File Number)	(IRS Employer Identification Number)
70 Castilian Drive
Santa Barbara, CA 93117
(Address of principal executive offices)
Registrant’s telephone number, including area code: (805) 364-6093
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	APPF	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Former Chief Trust Officer Separation Agreement

As previously disclosed on October 30, 2025, Matt Mazza, the former Chief Trust Officer of AppFolio, Inc. (the “Company”), departed the Company on November 14, 2025 (the “Separation Date”).

In connection with Mr. Mazza’s departure, the Compensation Committee of the Board of Directors has approved, and the Company and Mr. Mazza have entered into a Separation Agreement, dated as of November 19, 2025 (the “Separation Agreement”), which became effective on November 27, 2025. Pursuant to the Separation Agreement, Mr. Mazza will receive the following separation benefits: (i) an amount equal to $315,000, less all applicable tax withholdings and other authorized deductions, which represents nine months of Mr. Mazza’s base salary, paid in accordance with the Company’s normal biweekly payroll practices, with payments commencing on the Company’s first regularly-scheduled pay date following the Separation Date; (ii) an amount equal to $219,462, less all applicable tax withholdings and other authorized deductions, which represents a pro-rated portion of Mr. Mazza’s annual bonus under the Company’s Corporate Bonus Program for the Company’s fiscal year 2025, payable in a lump sum on the Company’s regularly scheduled pay date for bonus payments for similarly situated executives; (iii) subject to and conditioned upon Mr. Mazza’s valid and timely election to receive continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and, if applicable, any state continuation coverage laws (collectively, “COBRA”), the Company will pay or reimburse Mr. Mazza for the monthly COBRA premiums for him and his covered dependents (if any) during the period commencing on the Separation Date and ending on the earlier to occur of (x) nine months following the Separation Date and (y) the date that Mr. Mazza ceases to be eligible for continuation coverage under COBRA; and (iv) a continuation of Mr. Mazza’s participation in the Company’s Executive Medical Reimbursement Program in effect as of the Separation Date, which will allow Mr. Mazza to be reimbursed for eligible expenses incurred through November 30, 2025, up to $100,000, through March 31, 2026.

Mr. Mazza’s receipt of the aforementioned separation benefits is conditioned upon the effectiveness of a general release of claims in favor of the Company (and certain of its affiliates and related parties) that is included within the Separation Agreement, as well as his continued compliance with certain customary restrictive covenants included in the Separation Agreement and that certain Fair Competition and Proprietary Information Protection Agreement previously entered into by and between Mr. Mazza and the Company.

The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description
10.1	Separation Agreement, dated November 19, 2025, by and between Matt Mazza and the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2025	AppFolio, Inc.

By: /s/ Evan Pickering
Name: Evan Pickering
Title: General Counsel